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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Catalina Lighting, Inc. on Form S-8 of our report dated December 14, 2001, incorporated by reference to the Annual Report on Form 10-K of Catalina Lighting, Inc. for the year ended September 30, 2001.

/s/ Deloitte & Touche LLP


Miami, Florida
April 8, 2002